Exhibit 10.19

Execution Version

Amended and Restated GUARANTY

AMENDED AND RESTATED GUARANTY (as amended, modified, restated and/or supplemented from time to time, this “Guaranty”), dated as of May 4, 2018, made by TPG RE FINANCE TRUST HOLDCO, LLC, a Delaware limited liability company (the “Guarantor”) in favor of BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent (in such capacity, together with any successor administrative agent, the “Administrative Agent”) for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, TPG RE Finance 20, Ltd., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Borrower”), TPG RE Finance Pledgor 20, LLC, a Delaware limited liability company (the “Pledgor”), the lenders from time to time party thereto (the “Lenders”) and Bank of America, as Administrative Agent, have entered into a Credit Agreement, dated as of  September 29, 2017 (as it may be amended, modified, restated, amended and restated, extended, supplemented or otherwise modified from time to time after the date hereof, the “Credit Agreement”), providing for the making of Loans to the Borrower as contemplated therein.

WHEREAS, the Borrower and the Pledgor are each a direct or an indirect Subsidiary of the Guarantor.

WHEREAS, in connection with entering into the Credit Agreement, the Guarantor executed and delivered that certain Guaranty, dated as of September 29, 2017 (the “Existing Guaranty”) in favor of the Administrative Agent.

WHEREAS, the Guarantor desires to execute this Guaranty to amend and restate the Existing Guaranty to, among other things, amend the financial covenants and reporting requirements set forth in the Existing Guaranty.

NOW, THEREFORE, in consideration of the foregoing premises, the Guarantor and the Administrative Agent, for the benefit of the Secured Parties, hereby agree that the Existing Guaranty is amended and restated in its entirety as follows:

1.Definitions.  All capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Credit Agreement.  The following capitalized terms used herein shall have the definitions specified below:

“Cash Equivalents” means, as of any date of determination:

(i)insured certificates of deposit (with a maturity of three hundred and sixty (360) days or less) issued by, or savings accounts with, any commercial bank that (a) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (b) issues (or the parent of which issues) commercial paper rated at least P-1 (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, and (c) has combined capital and surplus of at least $250,000,000;

(ii)marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

(iii)marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody’s;

(iv)commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody’s;

(v)time deposits, demand deposits, Eurodollar time deposits, time deposit accounts, term deposit accounts or bankers’ acceptances maturing within one year from the date of acquisition thereof or overnight bank deposits, in each case, issued by any bank organized under the laws of the United States of America or any State thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500.00 million;

(vi)investments in money market funds which invest substantially all their assets in securities of the types described in clauses (ii) through (v) above; and

(vii)fifty percent (50%) of the par value of the pass-through certificates representing beneficial ownership interests in one or more first lien mortgage loans secured by commercial and/or multifamily properties rated AAA or the equivalent by each nationally recognized statistical rating organization that provides a rating to such certificates.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Indebtedness, exclusions from the exculpation provisions with respect to such Non-Recourse Indebtedness such as fraud, misapplication of cash, voluntary bankruptcy, environmental claims, breach of representations and warranties, failure to pay taxes and insurance, as applicable, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of commercial real estate.

“EBITDA” means, for any period, an amount equal to Net Income for such period, plus the sum of (a) the amount of depreciation and amortization expense deducted in determining Net Income for such period, (b) the amount of Interest Expense deducted in determining Net Income for such period, (c) income tax expense deducted in determining

Net Income for such period, and (d) the amount of any extraordinary or non-recurring items reducing Net Income for such period, all as determined in accordance with GAAP.

“Facility Termination Date” means the date upon which all of the Commitments have been terminated, no Note under the Credit Agreement is unpaid, all Loans have been paid in full, and all other Obligations (other than contingent indemnification obligations that survive termination of the Loan Documents for which no claim has been made) have been paid in full.

“Interest Expense” means, for any period, the amount of total interest expense incurred by the Guarantor and its consolidated Subsidiaries during such period.

“Liquidity” means, for any Person, Unrestricted Cash and Unrestricted Cash Equivalents.

“Net Income” means, for any period, with respect to the Guarantor and its consolidated Subsidiaries, the consolidated net income (or loss) for such period as reported in the Guarantor’s financial statements prepared in accordance with GAAP.

“Non-Recourse Indebtedness” means Indebtedness that is not Recourse Indebtedness.

“Recourse Indebtedness” means, with respect to any Person, for any period, without duplication, the aggregate Indebtedness in respect of which such Person is subject to recourse for payment, whether as a borrower, guarantor or otherwise; provided, that Indebtedness arising pursuant to Customary Recourse Exceptions shall not constitute Recourse Indebtedness until such time (if any) as demand has been made for the payment or performance of such Indebtedness or the conditions to triggering such recourse under the related agreement have occurred.

“Tangible Net Worth” means, with respect to any Person, as of any date of determination, on a consolidated basis, (a) the total tangible assets of such Person, less (b) the total liabilities of such Person, in each case, on or as of such date and as determined in accordance with GAAP.

“Total Equity” means, with respect to any Person, as of any date of determination, the sum of all shareholder equity of such Person and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

“Total Indebtedness” means, with respect to any Person, as of any date of determination (without duplication), the then aggregate outstanding amount of all Indebtedness of such Person on a consolidated basis, as determined in accordance with GAAP.

“Unrestricted Cash and Unrestricted Cash Equivalents” shall mean, on any date, with respect to any Person and its Subsidiaries on a consolidated basis, (i) cash and Cash Equivalents (other than prepaid rents and security deposits made under tenant leases) held by such Person or any of its Subsidiaries that are not subject to any Lien (excluding statutory liens in favor of any depository bank where such cash is maintained), minus (ii) amounts included in the foregoing clause (i) that are with an entity other than such Person or any of its Subsidiaries as deposits or security for contractual obligations.

2.Guaranty.

(a)Subject to Section 2(b) below, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of all of the Obligations (the “Guaranteed Obligations”). This Guaranty is a guaranty of payment and performance and is not merely a guaranty of collection.

(b)Notwithstanding anything in this Guaranty or in any Loan Document to the contrary, but subject to Section 2(c) and Section 2(d) below, the maximum liability of the Guarantor at any time under Section 2(a) shall in no event exceed twenty-five percent (25%) of the Total Outstandings at such time (the “Liability Cap”).

(c)Notwithstanding the foregoing, the limitation on recourse liability as set forth in Section 2(b) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Guaranteed Obligations immediately shall become fully recourse to the Guarantor in the event of any of the following:

(i)

any Loan Party institutes or consents to the institution of any proceeding under any Insolvency Law, or makes an assignment for the benefit of creditors; or any Loan Party applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, provisional liquidator, rehabilitator or similar officer for it or for all or any material part of its property;

(ii)

a Default occurs under Section 9.01(f)(ii) of the Credit Agreement with respect to any Loan Party in connection with which either (A) the Guarantor or any Affiliate of the Guarantor has or have colluded in any way with the creditors commencing or filing such insolvency proceeding, or (B) the Guarantor, any Affiliate of the Guarantor or any representative of any of the foregoing files an answer consenting to, or otherwise acquiescing in, or joining in, such involuntary insolvency proceeding; or the Guarantor or any Affiliate of the Guarantor (x) consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, liquidator, trustee or examiner for the Borrower or the Guarantor, or (y) makes an assignment for the benefit of creditors; or

(iii)

any breach of Section 7.14 of the Credit Agreement that substantially contributes to the substantive consolidation of any of the assets and/or liabilities of the Borrower with the assets and/or liabilities of any other entity in any proceeding under any Insolvency Law.

(d)In addition to the foregoing and notwithstanding the limitation on recourse liability set forth in Section 2(b) above, the Guarantor shall be liable for any out-of-pocket losses, costs, claims, expenses or other liabilities incurred by any Indemnitee (excluding consequential, special or punitive damages) resulting from or attributable to the following items (and not due to such Indemnitee’s gross negligence, bad faith or willful misconduct):

(i)	any breach of Section 7.14 of the Credit Agreement;
(ii)	fraud by a Loan Party in connection with a Pledged Asset, the making or disbursement of any Loan, or any certificates or documents provided in connection therewith;
(iii)

intentional and material misrepresentation or breach of warranty by the Borrower in connection with a Pledged Asset, the making or disbursement of any Loan, or any certificates or documents provided in connection therewith;

(iv)	intentional breach of any Loan Document;
(v)	any distribution of Income or any other asset in contravention of the Loan Documents;
(vi)

the misapplication by the Borrower of any Insurance Proceeds or Condemnation Awards attributable to any property securing a Pledged Asset which, under the terms thereof, should have been applied otherwise;

(vii)

breach by the Borrower of any covenant in the Loan Documents relating to the Borrower’s status as a single purpose entity that results in substantive consolidation of the Borrower’s assets with those of another Person in a bankruptcy or insolvency proceeding;

(viii)

any transfer of or creation of a lien on (i) all or any part of any Collateral or (ii) any direct or indirect ownership interest in the Borrower, in each case in violation of the terms of the Loan Documents;

(ix)

a judicial or nonjudicial forfeiture or seizure proceeding is commenced by a Governmental Authority and remains pending with respect to the property, or any part thereof, securing a Pledged Asset, on the grounds that such property or any part thereof had been used to commit or facilitate the commission of a criminal offense by any Person, including any tenant, pursuant to any Law, including under the Controlled Substances Act or the Civil Asset Forfeiture Reform Act, regardless of whether or not such property or the Mortgage securing the related Pledged Asset shall become subject to forfeiture or seizure in connection therewith;

(x)

any acts of the Borrower or any Guarantor taken in bad faith with the intent to hinder, delay or interfere with the exercise by any Secured Party of any rights and remedies under the Loan Documents after the occurrence of and during the continuance of an Event of Default; or

(xi)

(x)any acts of the Borrower or any Guarantor taken in bad faith with the intent to hinder, delay or interfere with the enforcement of or preservation of the Administrative Agent’s or any Lender’s rights with respect to the Obligations and/or under any of the Loan Documents, including all attorneys’ fees and expenses, investigation costs, and all court costs, whether or not suit is filed hereon, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal, or whether in connection with the collection and enforcement with respect to the Obligations and/or under any of the Loan Documents.

3.No Setoff or Deductions; Taxes; Payments.  All payments by the Guarantor hereunder shall be made in accordance with, and subject to the provisions of, Section 3.01 of the Credit Agreement.  The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty for so long as the Borrower’s obligations under Section 3.01 of the Credit Agreement survive the Facility Termination Date.  At the Administrative Agent’s option, all payments under this Guaranty shall be made in the United States.  The obligations hereunder shall not be affected by any acts of any legislative body or governmental authority affecting the Borrower, including but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of the Borrower’s property, or by economic, political, regulatory or other events in the countries where the Borrower is located.

4.Rights of Secured Parties.  The Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand to or consent of the Guarantor, and without affecting the enforceability or continuing effectiveness hereof:  (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the times for payment or the terms of the Guaranteed Obligations or any part thereof subject to and in accordance with the terms of the Loan Documents; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, impair, or otherwise dispose of any security, or any Lien granted, for the payment of any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as provided in the Loan Documents; and (d) release or substitute any one or more of any endorsers or other guarantors of any of the Guaranteed Obligations.  Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risk of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

5.Certain Waivers.  The Guarantor waives to the fullest extent permitted by law (a) any defense arising by reason of any disability or other defense of the Borrower, any other Loan Party, or any other guarantor of the Guaranteed Obligations or any part thereof, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower (other than the defense that the Guaranteed Obligations have been fully performed and paid in full in immediately available funds); (b) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder; (d) any right to require any Secured Party to proceed against the Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the power of any Secured

Party whatsoever and any defense based upon the doctrines of marshalling of assets or of election of remedies; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; (f) any fact or circumstance related to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty (other than the defense that the Guaranteed Obligations have been fully performed and paid in full in immediately available funds); and (g) any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties (other than the defense that the Guaranteed Obligations have been fully performed and paid in full in immediately available funds).

The Guarantor expressly waives all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty (other than the defense that the Guaranteed Obligations have been fully performed and paid in full in immediately available funds), and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing (other than the defense that the Guaranteed Obligations have been fully performed and paid in full in immediately available funds).

6.Obligations of Guarantor Independent.  The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor of the Guaranteed Obligations or any part thereof, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not the Borrower or any other Person is joined as a party.

7.Subrogation.  The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until after the Facility Termination Date.  If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust by the Guarantor for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Secured Parties for application to the Guaranteed Obligations in accordance with the terms of the Credit Agreement or, if the Credit Agreement does not provide for the application of such amount, to be held by the Administrative Agent as collateral security for any Guaranteed Obligations thereafter existing, whether matured or unmatured.

8.Termination; Reinstatement.

(a)This Guaranty is a continuing, absolute, unconditional and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date, and upon the occurrence of the Facility

Termination Date this Guaranty shall terminate and be of no further effect (provided that all indemnities and reimbursement obligations set forth herein and the other Loan Documents shall survive any such termination).

(b)Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or the Guarantor is made, or a Secured Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by a Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Insolvency Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.  The obligations of the Guarantor under this paragraph shall survive termination of this Guaranty.

9.Financial Covenants.

So long as the Facility Termination Date shall not have occurred, the Guarantor and its Subsidiaries on a consolidated basis shall not:

(a)Minimum Liquidity.  Permit Liquidity at any time to be less than the greater of (i) Ten Million and No/100 Dollars ($10,000,000.00) and (ii) 5.0% of the Guarantor’s Recourse Indebtedness.

(b)Minimum Tangible Net Worth.  Permit Tangible Net Worth at any time to be less than the sum of (i) $884,338,269.00, plus (ii) seventy-five percent (75%) of the proceeds of all equity issuances (net of underwriting discounts and commissions, and other out-of-pocket expenses related to such equity issuances) made by the Guarantor or the Sponsor, without duplication, after the date hereof;.

(c)Maximum Ratio of Total Indebtedness to Total Equity.  Permit the ratio of (i) Total Indebtedness to (ii) Total Equity at any time to exceed 4.0 to 1.0.

(d)Minimum Interest Coverage Ratio.  Permit, as of any date of determination, the ratio of (i) EBITDA for the period of twelve (12) consecutive months ended on such date (if such date is the last day of a fiscal quarter) or most recently ended prior to such date (if such date is not the last day of a fiscal quarter) to (ii) Interest Expense for such period to be less than 1.4 to 1.0.

Notwithstanding anything to the contrary contained herein or elsewhere, (i) in the event that the Guarantor, the Borrower or any Subsidiary of the Guarantor has entered into or shall enter into or amend any other commercial real estate loan repurchase agreement, warehouse facility or credit facility with any other lender or repurchase buyer (each as in effect after giving effect to all amendments thereof, a “Third Party Agreement”) and such Third Party Agreement contains any financial covenant as to the Guarantor for which there is no corresponding covenant in this Section 9 at the time such financial covenant becomes effective (each an “Additional Financial Covenant”), or contains a financial covenant that corresponds to a covenant in this Section 9 and such financial covenant is more restrictive as to the Guarantor than the corresponding covenant in this Section 9 as in effect at the time such financial covenant becomes effective (each, a “More Restrictive Financial Covenant” and together with each Additional Financial Covenant, each an “MFN Covenant”), then (A) the Guarantor shall promptly notify the Administrative Agent of the effectiveness of such MFN Covenant and (B) in the sole discretion of the Required Lenders this Section 9 will automatically be deemed to be modified to reflect such MFN Covenant (whether through amendment of an existing covenant contained in this Section 9 (including, if applicable, related definitions) or the inclusion of an additional financial covenant (including, if applicable, related definitions), as applicable), and (ii) in the event that all Third Party Agreements that contain an MFN Covenant are or have been amended, modified or terminated and the effect thereof is to make less restrictive as to the Guarantor any MFN Covenant or eliminate any Additional Financial Covenant, then, upon Guarantor providing written notice to the Administrative Agent of the same (each an “MFN Step Down Notice”), which Guarantor may deliver to the Administrative Agent from time to time, the financial covenants in this Section 9 will automatically be deemed to be modified to reflect only such MFN Covenants which are then in effect as of the date of any such MFN Step Down Notice; provided, however, that in no event shall the foregoing cause the financial covenants of the Guarantor to be any less restrictive than the financial covenants expressly set forth in clauses (a) through (d) of this Section 9.  Promptly upon request by the Administrative Agent, the Guarantor shall execute and take any and all acts, amendments, supplements, modifications and assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to document any such modification and otherwise carry out the intent and purposes of this paragraph.

10.Stay of Acceleration.   In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Guarantor or the Borrower under any Insolvency Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Administrative Agent subject to Section 2(b) of this Guaranty.

11.Expenses.  The Guarantor shall pay on demand all out-of-pocket expenses incurred by the Administrative Agent in enforcing its rights under this Guaranty.  The obligations of the Guarantor under this paragraph shall remain in full force and effect until the Guaranteed Obligations are paid in full.

12.Modifications; Miscellaneous.  The books and records of the Administrative Agent showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantor and conclusive, absent manifest error, for the purpose of establishing the amount of the Guaranteed Obligations.  Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except in a writing signed by the Guarantor and the Administrative Agent (with the consent of the Required Lenders or all of the Lenders, to the extent required by Section 11.01 of the Credit Agreement).  No failure by any Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.  The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.  This Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor for the benefit of the Secured Parties (or any of them) or any term or provision thereof.

13.Condition of the Loan Parties.  The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the other Loan Parties and any other guarantor of the Guaranteed Obligations such information concerning the financial condition, business and operations of the Loan Parties and any such other guarantors as the Guarantor requires, and that no Secured Party has any duty, and the Guarantor is not relying on any Secured Party at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of any Loan Party or any other guarantor of the Guaranteed Obligations (the Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

14.Setoff.  If an Event of Default shall have occurred and is continuing, the Guarantor hereby authorizes each Lender and each of their respective Affiliates, after obtaining the prior written consent of the Administrative Agent and subject to Section 2 of this Guaranty, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Guaranty and although such obligations of the Guarantor may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.14 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Guaranteed Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Subject to Section 2 of this Agreement, the rights of each Lender and its Affiliates under this Section 14 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have.  Each Lender agrees to notify the Guarantor and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

15.Representations and Warranties.  The Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (c) the making, existence and performance of this Guaranty does not and will not violate in any material respect the provisions of any applicable law, regulation, judgment or order, and does not and will not result in the breach in any material respect of, or constitute a default or require any consent under, any Contractual Obligation of this

Guarantor; (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any Governmental Authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect and (e) an executed (or conformed) copy of each of the Loan Documents has been made available to a senior officer of the Guarantor and such officer is familiar with the contents thereof.

16.[Reserved]

17.Guaranty Enforceable by Administrative Agent.  This Guaranty may be enforced only by the action of the Administrative Agent, in each case acting upon the instructions of the Required Lenders (to the extent required under the Credit Agreement) and no other Secured Party will have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent, for the benefit of the Secured Parties, upon the terms of this Guaranty and the other Loan Documents.  It is understood and agreed that the agreement in this paragraph is solely for the benefit of the Secured Parties.

18.Subordination of Indebtedness Held by Guarantor.  Any indebtedness of any Loan Party now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full in immediately available funds of all the Guaranteed Obligations, and such indebtedness of any Loan Party to the Guarantor, if the Administrative Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by the Guarantor as trustee for the Secured Parties, shall be segregated from all other property or funds of the Guarantor and shall be paid over to the Administrative Agent for the benefit of the Secured Parties for application to the Guaranteed Obligations in accordance with the terms of the Loan Documents or, if the Loan Documents do not provide for the application of such amount, to be held by the Administrative Agent as collateral security for any Guaranteed Obligations thereafter existing, but without affecting or impairing in any manner the liability of the Guarantor under the other provisions of this Guaranty.  In the event that the Guarantor receives any payment of any indebtedness described in the first sentence of this Section 18 prior to the Facility Termination Date and during the existence of an Event of Default, such payment of such indebtedness which has been received by the Guarantor, if requested by the Administrative Agent, shall be received by the Guarantor as trustee for the Secured Parties, shall be segregated from all other property or funds of the Guarantor and shall be paid over to the Administrative Agent for the benefit of the Secured Parties for application to the Guaranteed Obligations in accordance with the terms of the Credit Agreement or, if the Credit Agreement does not provide for the application of such amount, to be held by the Administrative Agent as collateral security for any Guaranteed Obligations thereafter existing.  Prior to the transfer by the Guarantor of any note or negotiable instrument evidencing any indebtedness of any Loan Party to the Guarantor, the Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

19.[Reserved]

20.Foreign Currency.  If the Administrative Agent so notifies the Guarantor in writing, at the Administrative Agent’s sole and absolute discretion (with the consent of the

Required Lenders or all of the Lenders, to the extent required by Section 11.01 of the Credit Agreement), payments under this Agreement shall be the Dollar equivalent of the Guaranteed Obligations or any portion thereof, determined as of the date payment is made.  If any claim arising under or related to this Agreement is reduced to judgment denominated in a currency (the “Judgment Currency”) other than the currencies in which the Guaranteed Obligations are denominated (collectively the “Obligations Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment.  The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated at the spot rate for the purchase of the Obligations Currency with the Judgment Currency quoted by the Administrative Agent in the place of the Administrative Agent’s choice at or about 8:00 a.m. on the date for determination specified above.  The Guarantor shall indemnify each Indemnitee and hold each Indemnitee harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by the Guarantor or any failure of the amount of any such judgment to be calculated as provided in this paragraph.

21.Notices.   All notices and other communications hereunder shall be in writing and shall be delivered in the manner prescribed for notices in Section 11.02(a) of the Credit Agreement, addressed as follows:

(a)	if to the Guarantor, at the address for the Borrower provided in the Credit Agreement;
(b)	if to the Administrative Agent, at its address set forth on Schedule 11.02 of the Credit Agreement;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

22.Counterparts.  This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

23.Headings Descriptive.  The headings of the several Sections of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

24.Assignments.  This Guaranty shall (i) bind the Guarantor and its successors and assigns, provided that the Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent (with the consent of the Required Lenders or all of the Lenders, to the extent required by Section 11.01 of the Credit Agreement) (and any attempted assignment without such consent shall be void) and (ii) inure to the benefit of the Secured Parties and their respective successors and assigns and the Secured Parties may, in accordance with Section 11.06 of the Credit Agreement and without affecting the obligations of the Guarantor hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part.

25.Damage Waiver.  To the fullest extent permitted by applicable law, no party to this Guaranty shall assert, and each party hereto hereby waives, any claim against any Indemnitee or any Loan Party or any of its Affiliates, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty or any agreement or instrument contemplated hereby, or the transactions contemplated hereby.

26.Governing Law, Etc.

(a)THIS GUARANTY AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(b)Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, and made a part of this Agreement as if set forth herein in full.

27.ENTIRE AGREEMENT.  THIS GUARANTY REPRESENTS THE ENTIRE AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

TPG RE FINANCE TRUST HOLDCO, LLC,

a Delaware limited liability company

By:	/s/ Matthew J. Coleman
Name: Matthew J. Coleman
Title: Vice President

Accepted and Agreed to:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:	/s/ Stephanie Mack
Name: Stephanie Mack
Title: Vice President

[Signature Page to TRT-BAML Amended and Restated Guaranty]